SENTO ANNOUNCES CONTRACT EXPANSION WITH LEADING
                            HEALTH SERVICES PROVIDER


  - Additional revenue expected to be recognized during Q 2-4 of fiscal 2006 -

AMERICAN FORK, Utah, March 28, 2005 - Sento Corporation (Nasdaq: SNTO), a leader in right-channeling customer support solutions, today announced an expected $2.4 M in additional revenue and a two-year expansion to a contract with an existing customer in the health services industry.

When Sento's relationship with this client began in September 2003, it was notable in part because it marked a long anticipated expansion of Sento's outsourced customer support solutions into the health services sector. Prior to this relationship, Sento's contract partnerships had existed primarily in the technology industry space.

Today's announcement marks a two-year expansion of the agreement beyond its original end date of September 2005. The contract is expected to bring an additional $2.4 M in annual revenue to Sento, of which $1.8 M is scheduled be realized in the second, third and fourth quarters of fiscal 2006.

As with many of Sento's new and renewing customers, this organization is realizing substantial cost savings from the operational efficiencies it achieves by partnering with an outsourced call center. In addition, this company is achieving great success with right channeling through its own proprietary IVR (Interactive Voice Response) technology.

"In large part, this organization chose Sento because of the depth of our understanding and experience in right channeling," said Patrick O'Neal, president and CEO of Sento. "For the past six years, we have specialized in the advancement of our right-channeling platform. We're helping a number of medium-to-large enterprise customers save hundreds of thousands of dollars by deflecting their customers in a positive way to effective self-help service alternatives, which include web self-service, chat, and e-mail in addition to live phone support."

Sento's internal research indicates that by deflecting customers to attractive options for self-service, companies can generally expect to reduce their support costs by a minimum of 40 percent, and can often deliver exemplary support for a fraction of their traditional costs.

O'Neal also noted that in particular, this customer's success with Sento has further validated the company's growing strength in addressing non-technology customers in the healthcare and online retailing space.

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SENTO PROFILE

Sento Corporation (www.sento.com) is a right-channeling solutions leader, delivering a successful customer service and technical support experience through multi-channel interactions, contact center management expertise and professional services focused on business process management. Through Sento's Customer Choice Platformtm, an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options - via web, e-mail, chat, and phone - for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides multi-channel support in 18 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of recently-acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652- 3884 or laurie@shareholder-relations.net

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